EXHIBIT 21

                 REMINGTON PRODUCTS COMPANY, L.L.C. SUBSIDIARIES


Remington Products Australia Pty., Ltd.
800 Wellington Road
Rowville
Victoria 3178, Australia
Tel:  011 613 9751 5522
Fax: 011 613 9751 5523

Remington Products New Zealand Ltd.
2 Ngaire Avenue
Newmarket
Auckland, New Zealand
Tel:  011 649 529 0081
Fax: 011 649 529 0082

Remington Products (Canada) Inc.
61 Amber Street
Markham, Ontario, Canada L3R 3J7
Tel:  905 470 9400
Fax: 905 470 9405

Remington Consumer Products Limited
Watermans House, Watermans Court
Kingsbury Crescent, The Causeway
Staines, Middlesex, UK TW18 3BA
Tel:  011 44 1784 411411
Fax: 011 44 1784 411412

Remington Consumer Products Limited
29 Earlsfort Terrace, Dublin 2
New Nangor Road, Dublin 22, Ireland
Tel:  011 353 1 460 4711
Fax: 011 353 1 460 4714

Remington Products Company GmbH
Niederlassung Deutschland
Siemensstrasse 7
D-88499 Riedlingen, Germany
Tel:  011 49 7371 93250
Fax: 011 49 7371 932530

Remington Capital Corporation

Remington Rand Corporation

Remington Licensing Corporation

Remington Corporation, L.L.C.
60 Main Street
Bridgeport, CT 06604